AMENDMENT NO. 1
TO
SCHEDULE TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Schedule to Loan and Security Agreement is made this 7th day of March, 2011, by and between **CRESTMARK BANK**, a Michigan banking corporation, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("Crestmark"), Point.360, a California corporation, whose chief executive office is located at 2777 N. Ontario, Burbank, CA 91504 and International Video Conversions, Inc., a California corporation, whose address is 2777 N. Ontario, Burbank, CA 91504 (individually and collectively referred to herein as "Co-Borrower"), and DVD on the Run, Inc., a Delaware corporation ("Guarantor"). This Amendment No. 1 amends that certain Loan and Security Agreement and Schedule executed January 14, 2011 (as amended, collectively referred to herein as the "Loan Agreement").

BACKGROUND:

The parties have executed the Loan Agreement and Collateral Documents; and

The Co-Borrower and Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Loan Agreement and the Collateral Documents all of which are in full force and effect;

Co-Borrower, Crestmark, and Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Schedule to the Loan Agreement and the Collateral Documents, including, but not limited to, increasing the Maximum Amount, decreasing the Advance Formula and adding International Video Conversions, Inc. as a Co-Borrower to the loan facility.

Accordingly, the parties agree as follows:

1. INCORPORATION BY REFERENCE:

All definitions and terms used in the Loan Agreement, Schedule and the Collateral Documents are hereby incorporated in this Amendment No. 1.

2. AMENDMENT AND MODIFICATION TO LOAN AGREEMENT:

A. Section 2 of the Schedule to the Loan Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

2. LOAN;LOAN ADVANCES.

Advance Formula: Advances of the Loan may be measured against a percentage of Eligible Accounts.

The Loan Amount may not exceed an amount which is the lesser of:

(a) Three Million Dollars ($3,000,000.00) ("Maximum Amount"); or

(b) Eighty percent (80%) of Eligible Accounts (the "Advance Formula").

Crestmark in its sole discretion may raise or lower any percentage advance rate with respect to the Advance Formula. Notwithstanding the foregoing, the advance rate for Deluxe Digital invoices will be seventy (70%) percent.

B. Sub-section (iv) of Eligible Accounts is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

(iv) are not past due more than ninety (90) days past the date of invoice, with the exception of Deluxe Digital invoices which shall not be past due more than one hundred and five (105) days past the date of invoice; and

C. Section 21 is hereby added to the Schedule to the Loan and Security Agreement and shall read as follows:

21. <u>JOINT AND SEVERAL OBLIGATIONS.</u> Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such person under the Agreement and applicable law with regard to the transactions contemplated under the Agreement. The foregoing is a material inducement to the agreement of Crestmark to enter into the Agreement and to consummate the transactions contemplated under the Agreement. Each Borrower represents that all Borrowers are operated as part of one consolidated business entity and are direly dependent upon each other for and in connection with their respective business activities and financial resources. Each Borrower will receive a direct economic and financial benefit from the obligations incurred under this Agreement and the incurrence of such obligations is in the best interest of each Borrower.

3. <u>REAFFIRMATION OF GUARANTY</u>:

As a specific inducement to Crestmark, and in consideration of Crestmark's reliance hereon, Guarantor has executed the Guaranty dated January 14, 2011 (the "<u>Guaranty</u>"). Guarantor hereby acknowledges and agrees to the amendments and modification set forth above and reaffirms the Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Guarantor further acknowledges that Guarantor remains liable in accordance with the terms of the Guaranty without offset or counterclaim. Guarantor also acknowledges and agrees that Guarantor's liability under the Guaranty is unlimited.

4. <u>EXPENSES</u>:

Co-Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment No. 1, and all other documents contemplated herewith, including reasonable attorneys' fees.

5. <u>NO WAIVER</u>:

Co-Borrower acknowledges that the execution of this Amendment No. 1 does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously

existed or now exists under the Loan Agreement or any Collateral Document. By execution of this Agreement, Crestmark will not be deemed to have waived any of its rights or remedies under the Loan Agreement or any Collateral Document.

6. SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Co-Borrower and Guarantor agrees, in all capacities in which the signatory has executed the Loan Agreement or any of the Collateral Documents, as follows:

A. That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Loan Agreement and the Collateral Documents and consent to and acknowledge the foregoing Amendment No. 1.

B. That payment of the Indebtedness is the valid obligation of Co-Borrower and Guarantor and, as of the date hereof, Co-Borrower and Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment No. 1 shall not impair the rights, remedies and Collateral given in the Loan Agreement and the Collateral Documents.

C. That the liability of the undersigned howsoever arising or provided for in the Loan Agreement and the Collateral Documents is hereby reaffirmed.

7. RELEASE:

In consideration of Crestmark executing this Amendment No. 1, Co-Borrower and Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys' fees) and damages of any and every kind, known or unknown, legal or equitable, which Co-Borrower or Guarantor have against Crestmark from the date of Co-Borrower's and Guarantor's first contact with Crestmark up to the date of this Agreement. Co-Borrower and Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment No. 1 and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment No. 1.

8. CONFIRMATION OF LIEN UPON COLLATERAL:

The Co-Borrower acknowledges and agrees that pursuant to the terms of the Loan Agreement, the obligations of the Co-Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Loan Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Loan Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Loan Agreement or the priority thereof.

9. NO ORAL MODIFICATION:

This Amendment No. 1 may only be altered or modified by written instrument duly executed by Co-Borrower and Crestmark.

The parties hereto have executed this Agreement the day and year first appearing above.

"CRESTMARK"

Crestmark Bank
a Michigan banking corporation

By: ____________________
Chad Kerr
Its: Vice President

"CO-BORROWER"

Point.360
a California corporation

By: ____________________
Alan R. Steel
Its: CFO/Authorized Signatory

International Video Conversions, Inc.
a California corporation

By: ____________________
Alan R. Steel
Its: CFO/Authorized Signatory

"GUARANTOR"

DVD's on the Run, Inc.
a Delaware corporation

By: ____________________
Alan R. Steel
Its: Authorized Signatory